SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities and Exchange Act of 1934

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Filed by a Party other than the Registrant	[_]

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[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-12

WHO’S YOUR DADDY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other
than the Registrant)

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[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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June 19, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders on Friday, June 29, 2007 at 7:00 a.m., Pacific Daylight Time. The meeting will be held at the Company’s office located at 5840 El Camino Real, Suite 108, Carlsbad, California 92008.

The matters expected to be acted upon at the meeting are described in the following Notice of the 2007 Annual Meeting of Shareholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We hope to see many of you at our meeting in Carlsbad.

            Very truly yours,

            Edon Moyal
            Chief Executive Officer

WHO’S YOUR DADDY, INC.
5840 El Camino Real, Suite 108
Carlsbad, CA 92008
(760) 438-5470

NOTICE OF THE 2007 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Who’s Your Daddy, Inc.:

NOTICE IS HEREBY GIVEN that an annual meeting of the shareholders of Who’s Your Daddy, Inc. (the “Company”) will be held on June 29, 2007 at 7:00 a.m., Pacific Daylight Time. The meeting will be held at 5840 El Camino Real, Suite 108, Carlsbad, California 92008. The following items will be on the agenda:

1.	To elect four directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To ratify the appointment of Baum & Company, PA as our independent registered public accounting firm for the year ending December 31, 2007;

3.	To approve the adoption of the Company’s 2007 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The proposals and other related matters are more fully described in the Proxy Statement accompanying this notice.

Only shareholders of record at the close of business on June 1, 2007 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponements thereof. As of that date,, 28,536,689 shares of the Company’s Common Stock were outstanding and entitled to vote. All shareholders are cordially invited to attend the Annual Meeting in person.

            By Order of the Board of Directors:

            Edon Moyal
            Chief Executive Officer

Carlsbad, California
June 19, 2007

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE AND SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. However, shareholders whose shares are held in the name of a broker or other nominee and who desire to vote their shares at the Annual Meeting should bring with them a proxy or letter from that firm confirming the ownership of those shares.

WHO’S YOUR DADDY, INC.
5840 El Camino Real, Suite 108
Carlsbad, California 92008
(760) 438-5470

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 29, 2007

INFORMATION CONCERNING SOLICITATION

General

The Board of Directors of Who’s Your Daddy, Inc. (the “Company”) is soliciting proxies in the form enclosed with this statement in connection with the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 29, 2007, at 7:00 a.m., Pacific Daylight Time, or at any continuation, adjournment or postponement of the Annual Meeting. This Proxy Statement and the accompanying Proxy are first being sent to Shareholders on June 19, 2007. Only shareholders of record at the close of business on June 1, 2007 are entitled to notice of, and to vote at, the Annual Meeting.

The purposes of the Annual Meeting are described in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s headquarters located at 5840 El Camino Real, Suite 108, Carlsbad, California 92008.

Solicitation

In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. The Company does not expect to employ anyone else to assist in the solicitation of proxies. All proxy soliciting expenses will be paid by the Company.

Voting Rights and Outstanding Shares

You may vote at the Annual Meeting only shares that you owned of record on June 1, 2007. There were 28,536,689 shares of the Company’s Common Stock outstanding on that date. Each share of Common Stock is entitled to one (1) vote on each matter to be presented at the Annual Meeting. One-third, or 9,512,230 voting shares, will constitute a quorum for the transaction of business at the meeting. Once a share is represented for any purpose at the Annual Meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment or postponement thereof (unless a new record date is, or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Unless cumulative voting is elected as described under “Election of Directors” below, the affirmative vote of the holders of the majority of the shares of the Company’s stock present or represented at the meeting and entitled to vote is required to elect directors and ratify or approve the other item being voted on at this time.

If the Proxy is signed and returned without any direction given, shares will be voted in accordance with the Board of Directors’ recommendations. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

If you give us a proxy, you can revoke it at any time before it is used. To revoke it, you may file a written notice revoking it with the Secretary of the Company, execute a proxy with a later date or attend the meeting and vote in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If a proxy is provided but no instructions are given, the proxy will be voted FOR each director nominated, FOR Proposal 2 relating to adoption of 2007 Equity Incentive Plan, and FOR Proposal 3 relating to ratification of Baum & Company, PA as the Company’s independent public accountants for the fiscal year ending December 31, 2007.

Stockholder Proposals

Pursuant to Securities and Exchange (“SEC”) Rule 14a-8, proposals that shareholders wish to include in the Company’s proxy statement and form of proxy for the Company’s 2008 annual meeting of shareholders must be received by the Company at its principal executive office at 5840 El Camino Real, Suite 108, Carlsbad, California 92008, no later than February 20, 2008 and must satisfy the conditions established by the SEC for such proposals. Pursuant to SEC Rule 14a-4, if the Company has not received notice by May 6 , 2008 of any matter a shareholder intends to propose for a vote at the 2008 annual meeting of shareholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Bylaws set the number of directors at six. We propose to elect four (4) directors, each to hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified. The Board of Directors has nominated Dan Fleyshman, Edon Moyal, Derek Jones and Wayne Anderson. The persons named in the enclosed form of proxy will vote it for the election of the nominees listed below unless you instruct otherwise, or a nominee is unable or unwilling to serve. The Board of Directors has no reason to believe that any nominee will be unavailable. However, in that event, the proxy may vote for another candidate or candidates nominated by the Board of Directors.

A shareholder may cumulate votes if a shareholder gives notice, prior to the voting, of an intention to cumulate votes. If such a notice is given, every shareholder may cumulate votes. Cumulating votes means that you can take the total number of votes you have for all directors and distribute them among one or more nominees as you see fit. For example, assume you have 100 shares. We have four directors so you have a total of 4 x 100 = 400 votes. You could give all 400 votes to one person or 200 votes to each of two nominees, or 100 votes to each of four nominees. You can use this power only under the circumstances described herein. If cumulative voting is elected, the enclosed form of proxy gives the proxy discretion to cumulate votes so that he can elect the maximum possible number of the nominees identified below.

Any shareholder executing the enclosed form of proxy may withhold authority to vote for any one or more nominee by so indicating in the manner described in the form of proxy. However, the number of votes authorized by the form of proxy will not be affected and the named proxies could probably offset any such action by using cumulative voting if they thought it necessary. Any shareholder or any person who claims to have been denied the right to vote may apply to a state superior court for a determination of the validity of any election or appointment of any director.

Nominees

The names of the nominees and certain information about them are set forth below:

Name	Age	Position
Dan Fleyshman	25	President and Director
Edon Moyal	25	Chief Executive Officer and Chairman of the Board
Wayne Anderson	41	Director
Derek Jones	68	Director

Dan Fleyshman has been President and Director of the Company since April 26, 2005. Since 2001, Mr. Fleyshman was the President of Who's Your Daddy, Inc., a California corporation, which was acquired by the Company as a wholly-owned subsidiary in April, 2005. Mr. Fleyshman is primarily responsible for the strategic development of key licensing and manufacturing relationships for the Company. In addition, Mr. Fleyshman is instrumental in the formulation of the Company’s strategic plan, the recruitment process of key executives for the organization and the creative development behind branding initiatives.

Edon Moyal has been Chief Executive Officer and Director of the Company since April 26, 2005. Since 2001, Mr. Moyal has been the Chief Executive Officer of Who's Your Daddy, Inc., a California corporation, which was acquired by the Company as a wholly-owned subsidiary in April, 2005. Mr. Moyal is primarily responsible for formulating the Company’s strategic plan, developing marketing strategies and new product concepts, establishing distribution channels, analyzing branding initiatives, developing new licensing opportunities, recruiting and developing key executives for the organization and sourcing capital to ensure the continued growth of the Company.

Wayne Anderson was appointed Director of the Company in May 2007. Mr. Anderson is Managing Member and co-founder of Around the Clock Trading and Capital Management, LLC, an investment management company and General Partner of Around the Clock Partners, LP. In 2000, Mr. Anderson co-founded both firms, after managing assets of accredited investors for several years. Mr. Anderson has been the Managing Member of the General Partner since inception. Mr. Anderson’s investment focus has been on undervalued equities within the healthcare, biotechnology, and emerging growth sectors. Mr. Anderson also brings forth his expertise in corporate finance catering to companies with market capitalization of less than $100 million. Mr. Anderson completed his undergraduate studies at the University of Georgia with a focus on Biology. Mr. Anderson then earned his Doctorate of Podiatric Medicine (DPM) from the Temple University College of Podiatric Medicine.

Derek Jones was appointed as Director of the Company on April 26, 2005. For more than the past nine years, Mr. Jones has been a consultant and telecom analyst. Mr. Jones, since 2003, has served as a Director of Native American Studies and Fund Raising Division of the Rio Grande Foundation, a New Mexico free market research and educational organization dedicated to the study of public policy. Along with his background in Business Administration, Mr. Jones brings to the Company his knowledge and 35 years experience in the area of corporate development and finance as well as his background in the areas of International Finance and business affairs.

There are no family relationships among the directors. There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected. All directors serve one year terms with their terms expiring at the Annual Meeting.

Recommendation of the Board of Directors
A Vote In Favor Of Proposal 1.

BOARD AND COMMITTEE INFORMATION

Board of Directors

The Company is an unlisted company and a “small business issuer” under the rules and regulations of the SEC. The Board has determined that each of Messrs. Jones and Anderson are “independent” directors, as that term is currently defined in the rules adopted by the SEC. The Board of Directors held four meetings during the 2006 Fiscal Year (in person, telephonically or by written consent), and no Director attended (whether in person, telephonically, or by written consent) less than 75% of all meetings held.

Shareholders may communicate with any of our directors by transmitting correspondence by mail or facsimile, addressed as follows: Chairman of the Board, or Board of Directors c/o Corporate Secretary, 5840 El Camino Real, Suite 108, Carlsbad, California 92008. Fax: (760) 438-5490. The communications will be transmitted to the identified director(s) as soon as practicable, unless our Corporate Secretary in consultation with our legal counsel determines there are safety or security concerns that mitigate against further transmission of the communication. The Board of Directors or identified director(s) shall be advised of any communication withheld for safety or security reasons as soon as practicable.

The Company does not have any formal policy with regard to board members attendance at annual meetings of shareholders but encourages each director to attend said meetings.

Committees

The Company is an unlisted company and a “small business issuer” under the rules and regulations of the SEC. The Company has established charters for an Audit Committee and a Compensation Committee and plans to begin the functions of the committees in the third calendar quarter of this year.

COMPLIANCE WITH SECTION 16(a) UNDER
THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our officers, directors and persons who own more than 10% of a class of our securities registered under Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports furnished to us, we believe that all persons subject to the reporting requirements of Section 16(a) were complied with during the fiscal year ended December 31, 2006, except as follows: Edon Moyal, Dan Fleyshman and Derek Jones failed to timely file Form 4 Reports for grants to each of them of 7,500 shares of restricted common stock on each of March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 for board compensation.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

The following table sets forth certain information relating to compensation paid by the Company for fiscal year ended 2006 to its principal executive officer and its two other most highly compensated executive officers during fiscal year ended December 31, 2006 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary Paid ($) (1)	Salary Unpaid ($) (1)	Non-Equity Plan Incentive Compensation ($) (2)	Option Awards and Warrants ($) (3)	Total ($)
Edon Moyal (Chief Executive Officer)	2006 2005	72,000 71,539	90,000 36,461	27,750 1,549	0 0	189,750 109,549
Dan Fleyshman (President)	2006 2005	72,000 77,539	90,000 30,461	27,750 1,549	0 0	189,750 109,549
Reuven Rubinson (Former Chief Financial Officer) (4)	2006 2005	32,000 30,337(5)	85,000 25,663	6,938 387	0 0	123,938 56,387

(1)	Due to cash flow considerations, the executives deferred payment on a portion of their salaries.
(2)	Mr. Moyal and Mr. Fleyshman each earned two percent (2%) of gross revenue and Mr. Rubinson earned one half of one percent (0.5%).
(3)
In November 2006, each executive was awarded a 5-year warrant to purchase a total of 15,000 shares of Common Stock at $2.00 and each other employee who had been employed over three months was issued a similar warrant to purchase 10,000 shares. The average closing price for the five days prior to issuance was approximately $0.79. These warrants were deemed to have minimal value. There were no other option awards and no stock awards during the year.

(4)	Mr. Rubinson was employed with us from June 2005 to May 2007.
(5)	Mr. Rubinson’s salary was paid from June 12, 2005 through December 31, 2005, based on $96,000 per year.

As a small business issuer, the Company has no compensation committee. The compensation of executive officers is set by disinterested members of the Board of Directors. The Company has no stock option plan or stock appreciation rights for its executive officers. The Company has no pension or long-term incentive plans.

Employment Agreements

On May 9, 2007, the Company and Reuven Rubinson agreed to terminate his employment as Chief Financial Officer with the Company on a mutually agreeable basis. Under the terms of his termination agreement, Mr. Rubinson will receive $100,000 paid out over a four-month period and will receive a cash payment of $10,000 when the Company achieves $10 million in cumulative sales from inception, and $5,000 for each additional $10 million in sales, up to a maximum of $80,000 paid to him upon attainment of $150 million in cumulative revenues. Mr. Rubinson received 132,000 restricted shares of common stock in payment of $66,000 in money owed to him by the Company, and the options to purchase a total of 525,000 shares of common stock previously granted to him have fully vested and are exercisable until April 30, 2012.

On May 9, 2007, the Company and John Moynahan entered into an employment agreement under which Mr. Moynahan agreed to serve as the Company's Senior Vice President and Chief Financial Officer. Mr. Moynahan's Employment Agreement provides for a three-year term with an annualized salary of $100,000 until the Company raises an additional $4 million of equity capital or attains a revenue level of $1 million in a quarter (either being a "Trigger Event"), whichever comes first, and a salary of $199,500 thereafter, with the difference accruing and payable upon such Trigger Event. The Company granted Mr. Moynahan options to purchase: 250,000 shares of common stock vesting May 9, 2007 with a strike price of $1.00 per share; 250,000 shares of common stock vesting May 1, 2008 at a strike price of $1.00; 500,000 shares of common stock vesting May 1, 2009 at a strike price of $1.50 per share; and 500,000 shares of common stock vesting May 1, 2010 at a strike price of $2.00. All options vest upon a change in control of the Company and the Company has agreed to use its best efforts to register the shares for such options in a timely manner. In the event Mr. Moynahan is terminated without cause, he will be entitled to receive his base salary and benefits for a sixth month period from the date of termination, in addition to payment of any accrued discretionary performance bonuses. In addition, the Employment Agreement contains non-competition, non-solicitation and non-disparagement provisions during the term thereof and for specified periods thereafter.

Effective April 25, 2005, the Company entered into employment agreements with Edon Moyal, its Chief Executive Officer, and Dan Fleyshman, its President. Effective October 1, 2006, the Board of Directors voted to increase the monthly salaries of Messrs. Moyal and Fleyshman to $18,000 each. On June 8, 2007, Messrs. Moyal and Fleyshman, upon approval of the Board of Directors, amended their employment agreements to modify all warrants previously issued to them and to eliminate the cashless exercise provision and extend the term of the warrants to April 30, 2012. Each employment agreement, as amended, is for a period of 5 years, and provides that each executive is to receive, as of January 1, 2005, annual cash compensation of $144,000. Pursuant to their employment agreements, as amended, Messrs. Moyal and Fleyshman shall receive five year options to purchase common stock based on our annual gross revenues in each year during the term of their respective employment agreements. In each year beginning on January 1, 2007, at the time it is determined the Company surpasses $5 million in gross revenues, options will be issued to Messrs. Moyal and Fleyshman to purchase common stock. The strike price of such options will be at 100% of the closing price on the day of such option grant(s) and the number of shares of such options shall be $120,000 divided by the strike price. For each additional $5 million in gross revenues in each year, warrants will be issued on the same basis except that the number of shares subject to purchase on exercise of such options shall be $100,000 divided by the applicable strike price. At the end of each year, Messrs. Moyal and Fleyshman will receive additional stock options on a pro-rata basis for any sales over $5 million in such year for which they have not previously received stock options. In consideration for amending their employment agreements, Messrs. Moyal and Fleyshman each received 5 year stock options for 100,000 shares with an exercise price of $1.50 per share.

Compensation of Directors

The Company does not provide cash compensation to directors for attendance at board meetings. In fiscal year ended December 31, 2006, the Company compensated its sole non-employee director for his service on the Board of Directors with 7,500 restricted shares of the Company’s Common Stock each quarter. The following table sets forth certain information with respect to the compensation of directors (other than Named Executive Officers) for the Company’s last fiscal year.

Name	Fees Earned or Paid in Cash	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Derek Jones	-0-	-0-	$27,675	$27,675

(1)
Represents restricted stock grants of 7,500 shares of Common Stock on March 31, 2006 valued at $1.00 per share, 7,500 shares of Common Stock on June 30, 2006 valued at $0.62 per share, 7,500 shares of Common Stock on September 30, 2006 valued at $1.01 per share, and 7,500 shares of Common Stock on December 31, 2006 valued at $1.06 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have agreements with two related parties: one for systems control and Sarbanes-Oxley planning and one for management consulting services. Under the terms of these agreements, we are committed to pay a total of $11,000 monthly to these two related parties. A portion of this amount is being deferred until we receive additional funding. At March 31, 2007, the Company converted $96,000 of the amounts owed to them to Company common stock and had deferred payments of $13,000 to one of them. In addition, at March 31, 2007 officers and shareholders made loans to the Company of approximately $297,561 and officers had deferred salary and Gross Revenue payments totaling $225,973.

There are no other relationships or related transactions between the Company and any of its officers, directors, five-percent shareholders or their families that require disclosure.

PRINCIPAL HOLDERS OF EQUITY SECURITIES

Under the SEC’s proxy rules, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. The following table sets forth certain information as of June 1, 2007 (the “Record Date”) regarding beneficial ownership of our Common Stock by: (i) by all persons known by us to beneficially own more than 5% of such stock, (ii) by each director of the Company and nominee for election as director, (iii) each of the executive officers named in the Summary Compensation Table of this Proxy Statement (except the Company’s former Chief Financial Officer), and (iv) all directors and executive officers as a group.

The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person and information supplied to us by such person. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days after the Record Date are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

Except as otherwise specified, the address for each person is 5840 El Camino Real, Suite 108, Carlsbad, California 92008. Each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws), except as stated below.
Five-Percent Shareholders, Directors and Executive Officers	Shares Beneficially Owned	Percent Of Class (1)
Five-Percent Shareholders:
Around the Clock Partners, LP (2) 33 6th Street, #204 St. Petersburg, Florida 33701	5,561,906	12.8%

Cohiba Partners Inc. (3) 3200 Airport Ave. #20 Santa Monica, California 90405	2,866,000	6.6%

Directors and Executive Officers: Edon Moyal (4)	4,075,375	9.4%

Dan Fleyshman (5)	4,075,375	9.4%

John F. Moynahan (6)	250,000	*

Derek Jones 3670 Glendon Avenue #132 Los Angeles, California 90034	30,000	*

Wayne Anderson 33 6th Street, #204 St. Petersburg, Florida 33701	85,000	*

All directors and executive officers as a group (5 persons) (7)	8,515,750	19.6%

*	Less than 1% of the Common Stock outstanding.
(1)
Based upon 28,536,689 shares of Common Stock but also reflecting as outstanding, with respect to the relevant beneficial owner, the shares which that beneficial owner could acquire upon exercise of options exercisable within 60 days.

(2)	Includes 1,126,000 shares subject to stock options exercisable within 60 days of June 1, 2007, and 239,950 shares held by Around the Clock Partners, LLC.
(3)	Includes 4,000 shares subject to stock options exercisable within 60 days of June 1, 2007.
(4)	Includes 3,130,000 shares subject to stock options exercisable within 60 days of June 1, 2007.
(5)	Includes 3,130,000 shares subject to stock options exercisable within 60 days of June 1, 2007.
(6)	Includes 250,000 shares subject to stock options exercisable within 60 days of June 1, 2007.
(7)	Includes 6,510,000 shares subject to stock options exercisable within 60 days of June 1, 2007.

Outstanding Equity Awards at Fiscal Year End

The following table provides the specified information concerning the number of outstanding equity awards held by each of the Named Executive Officers during the fiscal year ended December 31, 2006.

Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock Not Yet Vested	Market Value of Shares Not Yet Vested
Edon Moyal	3,030,000	0	$1.50	06/05/12	0	0
Dan Fleyshman	3,030,000	0	$1.50	06/05/12	0	0
Reuven Rubinson (1)	525,000	0	$1.50	12/28/11	0	0

(1)	Per the terms of Mr. Rubinson’s termination and severance agreement, these options are fully vested and are presented as such.

PROPOSAL 2
TO APPROVE THE ADOPTION OF THE COMPANY’S 2007 EQUITY INCENTIVE PLAN

The Board of Directors believes that it is in the best interests of the Company to have available an equity incentive plan for use as a part of its compensation strategy. Therefore, the Board of Directors approved on June 7, 2007, subject to shareholder approval, the 2007 Equity Incentive Plan (the “2007 Plan”). The purpose of the 2007 Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board of Directors, the management team, other employees, and consultants to those of the Company’s shareholders and by providing such individuals with an incentive for performance to generate returns to the Company’s shareholders. The 2007 Plan is further intended to provide the Company flexibility to motivate, attract, and retain the services of members of the Board of Directors, management team, other employees, and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operations are largely dependent.

The principal features of the 2007 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2007 Plan itself, a copy of which is attached hereto as Exhibit A.

Description of the 2007 Plan

General

Employees, officers, directors and consultants to the Company and its parents or subsidiaries (whether now or hereafter existing) are eligible to participate in the 2007 Plan (“Participants”). The purpose of the 2007 Plan is to give employees, directors, officers and consultants of the Company and its subsidiaries an opportunity to benefit from increases in the value of the Company’s common stock. The Company believes that the 2007 Plan will help the Company secure and retain the services of highly qualified individuals, and to provide incentives to eligible persons to exert maximum efforts toward the success of the Company.

The 2007 Plan provides for the granting of: (i) incentive stock options (“Incentive Stock Options”) and nonqualified stock options, (ii) stock purchase awards, and (iii) stock bonuses (collectively, “Stock Awards”). Only employees are eligible to receive Incentive Stock Options. All other Stock Awards may be awarded to employees, officers, directors and consultants.

Because shares of the Company’s common stock are not currently listed for trading on a securities exchange or interdealer quotation system that has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968, certain restrictions must be imposed on the 2007 Plan and on Stock Awards granted under the Plan. However, these restrictions will no longer apply to the 2007 Plan following the “Listing Date,” which means the first date upon which any security of the Company is listed (or approved for listing) on such an exchange or interdealer quotation system.

Stock Subject to the 2007 Plan, Limitations on Stock Awards

An aggregate of 5,000,000 shares of common stock will be reserved for issuance under the 2007 Plan. Shares of common stock issued and sold under the 2007 Plan may be either authorized but unissued shares of common stock or shares of common stock held in the Company’s treasury, whether acquired on the Company on the open market or otherwise. To the extent that any Stock Award under the 2007 Plan involving the issuance of shares of common stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Stock Award, or otherwise terminates without an issuance of shares of common stock being made thereunder, the shares of common stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to awards under the 2007 Plan pursuant to such limitations.

The maximum number of shares of common stock with respect to one or more Stock Awards that may be granted to any one Participant under the 2007 Plan during any calendar year shall be 2,000,000.

Administration

The Board of Directors will administer the 2007 Plan, but the Board of Directors may, in its discretion, delegate administration of the plan to one or more committees of one or more members of the Board of Directors. Subject to the provisions of the 2007 Plan, the Board of Directors or such committee will have complete discretion in determining the recipients of, terms and conditions for, and number of Stock Awards granted under the 2007 Plan.

Incentive and Nonqualified Stock Options

All stock options granted under the 2007 Plan must be granted with an exercise price of at least 100% of the fair market value of the common stock underlying such options on the date of grant. Incentive Stock Options granted to the Ten Percent Stockholders (as defined below) of the Company must have an exercise price of at least 110% of the fair market value of the common stock. Under the 2007 Plan, “Ten Percent Stockholder” means a person who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its affiliates.

Options must have a term of ten years or less, except options granted to 10% or greater stockholders must have a term of five years or less. Vesting provisions for options granted under the 2007 Plan may vary in each option agreement, but prior to the Listing Date will generally provide for the vesting of at least 20% of the total number of shares subject to the option per year. Upon termination of the option holder’s status as an employee, consultant or director of the Company, the holder may exercise his or her then vested options for a period after termination determined by the Board of Directors. The period must be at least three months (if the termination is not the result of the option holder’s death or disability), but will not extend beyond the expiration date of the option; provided however that all Nonqualified Stock Options will terminate immediately upon the option holder’s termination for cause and to the extent permitted by applicable law all Incentive Stock Options shall terminate or be converted to Nonqualified Stock Options and then terminate if the option holder’s continuous service is terminated for cause. If the termination is due to the death or disability of the option holder, the exercise period must be at least one year following death or disability, but will not extend beyond the expiration date of the option. The option holder may pay the exercise price for options in cash, or in the discretion of the Board of Directors, by any of the following methods:

•	Pursuant to a “net exercise” of the option.

•
Surrender of a sufficient number of options which have “built in gain” equal to the exercise price of the options exercised. Built in gain means the difference between the fair market value on the exercise date and the exercise price.

•	Any other legal form of payment approved by the Board of Directors.

Tax rules applicable to Incentive Stock Options may limit the availability of some of these payment methods.

The 2007 Plan allows option holders to satisfy tax withholding obligations relating to the exercise of an option, to the extent permitted by the option agreement, by paying the withholding tax in cash, by allowing the Company to withhold shares issuable upon exercise, or by delivering other unencumbered shares of common stock to the Company.

Stock Bonuses and Stock Purchase Awards

The 2007 Plan also provides for the granting of stock bonuses and awards for the purchase of common stock. The Board of Directors or committee administering the 2007 Plan will establish the terms and conditions of these grants and purchases, subject to the following conditions.

Stock Bonus Awards may be granted in consideration for past services rendered to the Company or any other form of legal consideration acceptable in the Board of Directors’ discretion. Stock Purchase Awards may be granted in consideration for cash or any other form of legal consideration acceptable in the Board of Directors’ discretion, provided that prior to the Listing Date, Stock Purchase Awards must have a purchase price of at least 85% of the fair market value of the common stock underlying such awards. In the event of the recipient’s termination of status as an employee, director, officer or consultant to the Company, the Company shall have the option to repurchase or otherwise reacquire all shares held by such recipient which have not vested at the date of termination.

Transferability of Stock Awards.

Prior to the Listing Date, all Stock Awards are nontransferable, except upon the Participant’s death by will or the laws of descent or distribution. Following the Listing Date, in the case of awards other than incentive stock options, the Committee may provide, in its discretion, for the transfer of all or part of the award to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933). In all cases, Incentive Stock Options granted under the 2007 Plan are nontransferable, except upon the Participant’s death by will or the laws of descent or distribution.

Adjustment of Awards

Changes in Capitalization

The Committee shall make adjustments to the aggregate number and kind of shares subject to the 2007 Plan, and the number and kind of shares and the exercise price per share subject to outstanding Stock Awards, as applicable, if, by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the Company’s capital structure, the Company increases or decreases the number of outstanding shares of the Company’s common stock, or converts or exchanges shares of the Company’s common stock into a different number or kind of the Company’s shares or other securities, where there is not a receipt of consideration by the Company.

Corporate Transactions

The 2007 Plan provides that in the case of certain transactions constituting a change in control of the Company, outstanding awards shall be assumed by the surviving entity. In the event the surviving entity refuses to assume such outstanding awards, then all such outstanding awards shall immediately vest and/or become exercisable immediately prior to such change in control.

New Plan Benefits

Future awards to the Company’s executive officers and employees are discretionary. Therefore, with the exception of the contemplated grants of restricted stock set forth above, at this time the benefits that may be received by the Company’s executive officers and other employees if the Company’s shareholders approve the 2007 Plan cannot be determined. Because the value of stock issuable to the Company’s non-employee directors under the 2007 Plan will depend on the fair market value of the Company’s common stock at future dates, it is not possible to determine exactly the benefits that might be received by the Company’s non-employee directors under the 2007 Plan.

Federal Income Tax Information Regarding Plan

Incentive Stock Options

Incentive Stock Options under the 2007 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an Incentive Stock Option. However, the exercise of an Incentive Stock Option may increase the participant’s alternative minimum tax liability.

If a participant holds stock acquired through exercise of an Incentive Stock Option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonqualified Stock Options and Stock Bonus Awards and Stock Purchase Awards

Nonqualified Stock Options and Stock Bonus Awards and Stock Purchase Awards granted under the 2007 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Compensation attributable to stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors” and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount or formula used to calculate the amount payable upon attainment of the performance goal.)

Deferred Compensation.

Any deferrals made under the 2007 Plan, including awards granted under the 2007 Plan that are considered to be deferred compensation, must satisfy the requirements of Code Section 409A to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain Stock Awards, including stock options and other awards, that provide the Participant with an opportunity to defer to recognition of income. The Company intends to structure Stock Awards under the 2007 Plan to meet the applicable tax law requirements under Code Section 409A in order to avoid its adverse tax consequences.

Vote Required

Approval of the 2007 Plan will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Proxies solicited by management for which no specific direction is included will be voted “for” the approval of the 2007 Plan.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

PROPOSAL 3
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

We used Baum & Company, PA (“Baum & Company”) as our principal independent public accounting firm during the year ended December 31, 2006. The Board of Directors has selected Baum & Company as its independent public accountants for fiscal 2007. This appointment is being presented to the shareholders for ratification. Although the Company is not required to obtain shareholder ratification of the appointment of the independent auditors for the Company for the year ended March 31, 2007, the Company has elected to do so in order to provide the shareholders with an opportunity to participate in this decision. In the event that the shareholders do not ratify the appointment of Baum & Company as the independent auditor of the Company, the Board of Directors will consider the retention of other independent auditors.

A representative of Baum & Company is expected to attend the Annual Meeting for the purpose of responding to appropriate questions from shareholders and will be afforded an opportunity to make a statement if the representative desires to do so.

During fiscal years ended December 31, 2005 and 2006, we retained our principal auditors, Baum & Company in several capacities. The fees for such retentions are as follows:

	2005	2006
Audit fees	$45,000 (1)	$40,000
Audit-related fees	0	0
Tax fees	0	0
All other fees	0	0
Total	$45,000	$40,000

(1)	Does not include $17,145 paid to the Company’s former auditor, Morgan & Company, during fiscal year 2005 prior to its dismissal as the Company’s independent outside auditor on August 18, 2005.

Audit Fees

Audit Fees represent aggregate fees billed, including out-of-pocket expenses, associated with the annual audits of our consolidated financial statements and review of consolidated financial statements included in our Forms 10-QSB.

Audit-Related Fees

Audit-Related Fees represent fees billed, including out-of-pocket expenses, for services rendered during the fiscal years ended December 31, 2005 and 2006, for assistance with acquisitions and financing transactions and review of all other documents filed with the SEC.

Tax Fees

Tax fees represent amounts billed primarily for tax compliance services and include assistance with tax audits.

All Other Fees

All other fees represent the aggregate fees billed for services rendered by our principal auditors, other than “audit fees,” “audit-related fees,” and “tax fees,” as defined above. All of the audit and non-audit services listed above under the categories “Audit Fees,” “Audit-Related Fees,” “Tax Fees” or “All Other Fees” were pre-approved by the Board of Directors for the fiscal year ended December 31, 2006.

Policy for Approving Audit and Permitted Non-Audit Services of the Independent Auditor

The Audit Committee has established procedures to pre-approve all audit and permitted non-audit services provided by our independent auditor. These services may include audit services, audit-related services, certain tax services and other services. Under our policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Although the rules of the SEC permit de minimis exceptions, it is our policy to pre-approve all audit and permitted non-audit services performed by our independent auditor. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary and such service has not been previously pre-approved under our pre-approval policy or when, pursuant to our pre-approval policy, pre-approval is required on a case-by-case basis. The Chairman is required to report any such pre-approval decisions to the full Audit Committee at its next regularly scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the ratification of the independent public accountants. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any other purpose in determining whether this matter has been approved.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

OTHER MATTERS TO BE PRESENTED AT MEETING

Management does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

Financial information for the Company’s fiscal year ended December 31, 2006 is available in the Company’s Form 10-KSB for the year ended December 31, 2006. The Company will provide a copy of this Form 10-KSB without charge, to each record or beneficial owner of its common stock on June 1, 2007, if so requested. If the shareholder asks the Company to provide copies of exhibits to the Form 10-K, there will be a reasonable charge for copies of the exhibits to the report. Requests for these copies should be directed to the Company at 5840 El Camino Real, Suite 108, Carlsbad, California 92008. Attention: Secretary.

            By Order of the Board of Directors

            Edon Moyal
            Chief Executive Officer

June 19, 2007

WHO’S YOUR DADDY, INC.
5840 El Camino Real, Suite 108
Carlsbad, CA 92008
(760) 438-5470

PROXY

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 29, 2007

THIS PROXY IS SOLICITED BY
THE BOARD OF DIRECTORS OF
WHO’S YOUR DADDY, INC.

The undersigned shareholder of Who’s Your Daddy, Inc., a Nevada corporation, hereby appoints Edon Moyal, Chairman of the Board, or in his absence, John F. Moynahan, Chief Financial Officer, my proxy to attend and represent me at the annual meeting of the shareholders of the corporation to be held on June 29, 2007 at 7:00 A.M. (PDT), and at any postponement or adjournment thereof, and to vote my shares on any matter or resolution which may come before the meeting and to take any other action which I could personally take if present at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2.

1. Election of Directors

Management has nominated the following four persons to stand for election. You may vote “for” or you may withhold your vote from any of those persons nominated.

a.	Dan Fleyshman	For	_____
		Withhold	_____

b.	Edon Moyal	For	_____
		Withhold	_____

c.	Wayne Anderson	For	_____
		Withhold	_____

d.	Derek Jones	For	_____
		Withhold	_____

2. Approval of the Adoption of the Company’s 2007 Equity Incentive Plan.

The Board of Directors approved the Company’s 2007 Equity Incentive Plan on June 7, 2007.

For _______________ Against _______________ Abstain _______________

3. Engagement of Independent Public Accountants

Ratification of the continued engagement of Baum & Company, PA as the Company’s independent public accountants and auditors for the fiscal year ending March 31, 2007.

For _______________ Against _______________ Abstain _______________

Failure to check any of these boxes for each proposal will give Edon Moyal or John F. Moynahan the authority to vote the proxy at his or her discretion. This Proxy gives discretionary authority to my proxy to vote for me on such other matters as may properly come before this meeting.

Number of Shares Owned:____________
Dated:____________________________
_____________________________
_____________________________
SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT. Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Exhibit A

(2007 Equity Incentive Plan)

WHO’S YOUR DADDY, INC.
2007 EQUITY INCENTIVE PLAN

Adopted June 7, 2007
Approved By Shareholders ________, 2007
Termination Date: June 7, 2017

1. Purposes and Recitals.

(a) Purpose. The purpose of this 2007 Equity Incentive Plan is to provide incentives for Employees, Officers, Directors and Consultants of the Company, and its Affiliates, to exert maximum efforts for the success of the Company and its Affiliates.

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Officers, Directors and Consultants of the Company and its Affiliates subject to the limitations set forth in Section 5.

(c) Available Stock Awards. The purpose of the Plan is to provide a means by which holders of eligible Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock of the Company through the granting of (i) Options, (ii) Stock Purchase Awards, and (iii) Stock Bonus Awards.

2. Definitions.

“Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

“Board” means the Board of Directors of the Company.

“Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).
“Cause” means that, in the reasonable determination of the Company: (a) a Participant has committed an act that materially injures the business of the Company; (b) a Participant has refused or failed to follow lawful and reasonable directions of the Board or the appropriate individual to whom the Participant reports; (c) a Participant has willfully or habitually neglected the Participant’s duties with the Company; (d) a Participant has been convicted of a felony that is likely to inflict or has inflicted material injury on the business of the Company; or (e) a Participant has committed a material fraud, misappropriation, embezzlement or other act of gross dishonesty that resulted in material loss, damage or injury to the Company. Notwithstanding the foregoing, Cause based on the conduct described in clause (b) or clause (c) shall not exist unless the conduct described in such clause has not been cured within fifteen (15) days following receipt by the Participant of written notice from the Company or the Board, as the case may be, specifying the particulars of the Participant’s conduct constituting Cause. Cause shall also include any other circumstance or event identified in an Option Agreement, Stock Bonus Award Agreement, Stock Purchase Award Agreement, Employment Agreement or any other agreement between the Participant and the Company or a Subsidiary. In the event of any inconsistencies between any such agreement and the Plan, the causal provisions in the agreement shall control unless otherwise set forth in such agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c) of the Plan.

“Common Stock” means the common stock of the Company.

“Company” means Who’s Your Daddy, Inc., a Nevada corporation.

“Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company solely for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)  a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(b)  a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company in one transaction or in a series of related transactions;

(c) a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(d) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

“Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

“Director” means a member of the Company’s Board of Directors.

“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

“Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Entity” means a corporation, partnership, limited liability company or other entity.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (a) the Company or any Subsidiary of the Company, (b) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(b) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board; provided that prior to the Listing Date, the value of the Common Stock shall be determined in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

“Incentive Stock Option” means an Option granted pursuant to the Plan which is designated as an incentive stock option by the Board, and qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

“Non-Employee Director” means a Director who either (a) is not a current Employee or Officer of the Company or its parent or Subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or Subsidiary for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (b) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

“Non-statutory Stock Option” means an Option granted pursuant to the Plan which is not intended to or does not qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an option to purchase Common Stock granted pursuant to the Plan.

“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

“Outside Director” means a Director who either (a) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (b) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“Own,” “Owned,” “Owner,” “Ownership”. A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

“Plan” means this 2007 Equity Incentive Plan, as may be amended from time to time.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means any right granted under the Plan, including any Option, any Stock Bonus, and Other Stock Award.

“Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement is subject to the terms and conditions of the Plan.

“Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

“Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Award Agreement evidencing the terms and conditions of an individual Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

“Stock Purchase Award” means an award of the right to purchase shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

“Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of an individual Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

“Subsidiary” means, with respect to the Company, (a) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

“Ten Percent Stockholder” means a person who Owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Administration.

(a) Administration by Board. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

(b)  Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)  To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award, and the number of shares with respect to which Stock Awards shall be granted to each such person.

(ii)  To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan as provided in Section 12.

(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)  Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the full and exclusive administration of the Plan.

(ii) Section 162 (m) and Rule 16b-3 Compliance. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate the authority to an Officer to determine the Fair Market Value of the Common Stock.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. Shares Subject To The Plan.

(a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate five million (5,000,000) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(d) Share Reserve Limitation. Prior to the Listing Date, and to the extent then required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.

5. Eligibility, limitations.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Officers, Directors or Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants.   A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

(d) Section 162(m) Limitation. Subject to the provisions of Section 11(a), no Participant shall be eligible to be granted Stock Awards covering more than 2,000,000 shares of Common Stock during any calendar year. The foregoing shall not apply, however, until the Listing Date, and following the Listing Date, this Section 5(d) shall not apply until such time as first required by Section 162(m) of the Code and the rules and regulations thereunder.

6. Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions of the Plan by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date of the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Despite the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock, (2) by a “net exercise” of the Option (as further described below), (3) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (4) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired directly or indirectly from the Company, shall be paid only shares of Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. The shares of Common Stock so used to pay the exercise price of an Option under a “net exercise” and any shares withheld for taxes will be considered to have been withheld from the exercise of the Option. Accordingly, the Option will not again be exercisable with respect to the shares deemed withheld to satisfy the exercise price, the shares actually delivered to the Participant or any shares withheld for purposes of tax withholding.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option granted prior to the Listing Date shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Option Agreement, to such further extent as permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the Option, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. A Nonstatutory Stock Option granted on or after the Listing Date shall be transferable to the extent provided in the Option Agreement. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised. Notwithstanding the foregoing, prior to the Listing Date, in accordance with Section 260.140.41(f) of Title 10 of the California Code of Regulations, Options granted to Participant who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued service to the Company.

(h) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Incentive Stock Option (to the extent that the Optionholder was entitled to exercise such Incentive Stock Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Incentive Stock Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Incentive Stock Option within the time specified in the Option Agreement, the Incentive Stock Option shall terminate. Notwithstanding the foregoing, a Nonstatutory Option shall terminate immediately upon the Optionholder’s termination of Continuous Service for Cause, and to the extent permitted by Section 422 of the Code and any regulations promulgated thereunder, an Incentive Stock Option shall either terminate immediately, or alternatively convert to a Non-Statutory Option and then terminate immediately if an Optionholder’s Continuous Service is terminated for Cause.

(i) Extension of Termination Date. An Optionholder's Option Agreement may (but need not) provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to restrictions the Board determines to be appropriate.

7. Terms of Stock Awards Other Than Options.

(a) Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Stock Bonus Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit or in any other form of legal consideration that may be acceptable to the Board in its discretion.

(ii) Vesting. Shares of Common Stock awarded under the Stock Bonus Award Agreement may, but need not, be subject to forfeiture to the Company or a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire (or receive via a forfeiture condition) any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv) Transferability. For a stock bonus award made before the Listing Date, rights to acquire shares of Common Stock under the stock bonus agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. For a stock bonus award made on or after the Listing Date, rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

(b) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid, if any, by the Participant for each share subject to the Stock Purchase Award. Notwithstanding the foregoing, for restricted stock awards made prior to the Listing Date, the purchase price shall not be less than eighty five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash at the time of purchase or (ii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

(iii) Vesting. Shares of Common Stock acquired under a Stock Purchase Award may, but need not, be subject to forfeiture to the Company or a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant's Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Stock Purchase Award Agreement. At the Board’s election, the repurchase price, if any, paid by the Company may be at the lower of: (i) the Fair Market Value on the relevant date; or (ii) the Participant’s original cost. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement. Despite the foregoing, prior to the Listing Date the limitations set forth in Section 260.140.42 of Title 10 of the California Code of Regulations shall apply to the extent applicable.

(v) Transferability. For a restricted stock award made before the Listing Date, rights to acquire shares of Common Stock under the Stock Purchase Award Agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. For a restricted stock award made on the or after the Listing Date, rights to acquire shares of Common Stock under the Stock Purchase Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Purchase Award Agreement remains subject to the terms of the Stock Purchase Award Agreement.

(c) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Awards and all other terms and conditions of such Awards.

8. Securities Law Compliance.

The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9. Use Of Proceeds From Stock.

Proceeds from the sale of Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. Miscellaneous.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(e) Withholding Obligations. To the extent permitted by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(f) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of the grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.

(g) Information Obligation. Prior to the Listing Date, to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This subsection 10(g) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

11. Adjustments upon Changes in Stock.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

(c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Stock Awards or substitute similar stock awards for all such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. If the vesting of outstanding Options will accelerate in connection with a Corporate Transaction, the Committee in its discretion may provide, in connection with the Corporate Transaction transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Corporate Transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Corporate Transaction, and (y) the exercise price of the Option.

12. Amendment of the Plan and Stock Awards.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any or securities exchange listing requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13. Termination or Suspension of the Plan.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but then outstanding Stock Awards shall continue in effect in accordance with their respective terms.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14. Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus or Stock Awards granted to the Officers and Directors, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15. Choice of Law.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.